                                     FORM 8

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                       AMENDMENT TO APPLICATION OR REPORT

                  FILED PURSUANT TO SECTION 12, 13, OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                 WPI GROUP, INC.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO.    1
                                              ---------------

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its CURRENT REPORT DATED JULY 23, 1996 on Form 8-K as set forth in the pages attached hereto:

      Item 7: Financial Statements and Exhibits
              ---------------------------------

      Financials:

                  Oyster Terminals Limited Consolidated Financial Statements as of April 30, 1996.

                  Pro Forma Combined Financial Statements for WPI Group, Inc and Oyster Terminals Limited as of June 30, 1996.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          WPI Group, Inc.


                                          BY: /s/ Charles F. Johnson
                                              --------------------------------
                                              Charles F. Johnson
                                              Vice President and
                                              Chief Financial Officer


Date: September 27, 1996

                            OYSTER TERMINALS LIMITED

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Oyster Terminals Limited

We have audited the accompanying balance sheet of OYSTER TERMINALS LIMITED as of April 30, 1996 and the related profit and loss accounts, statements of changes in shareholders' equity and statements of cash flows for the years ended April 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom generally accepted auditing standards, which are substantially in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oyster Terminals Limited as of April 30, 1996 and the results of their operations and their cash flows for each of the two years then ended in conformity with generally accepted United Kingdom accounting principles.

Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a complete reconciliation of net income and shareholders' equity to United States generally accepted accounting principles is set out in Note 14 to the financial statements.



                                                Arthur Andersen LLP



Bristol, England
September 11, 1996

                            OYSTER TERMINALS LIMITED

                            PROFIT AND LOSS ACCOUNTS
                   FOR THE YEARS ENDED APRIL 30, 1995 AND 1996

                                                      YEAR ENDED APRIL 30
                                                  --------------------------
                                                     1995            1996
                                                  ----------      ----------
                                                    [POUND]         [POUND]

TURNOVER (Note 2)                                  4,257,487       4,885,480
COST OF SALES                                     (1,892,613)     (2,214,139)
                                                  ----------      ----------
GROSS PROFIT                                       2,364,874       2,671,341
DISTRIBUTION COSTS                                  (653,386)       (527,133)
ADMINISTRATIVE EXPENSES                             (698,496)       (708,259)
                                                  ----------      ----------
OPERATING PROFIT (Note 3)                          1,012,992       1,435,949
INTEREST (Note 4)                                     31,968          94,091
                                                  ----------      ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAX           1,044,960       1,530,040
TAX ON PROFIT ON ORDINARY ACTIVITIES (Note 5)       (343,782)       (546,182)
                                                  ----------      ----------
PROFIT FOR THE FINANCIAL YEAR                        701,178         983,858
DIVIDEND PAID                                       (252,000)       (320,000)
                                                  ----------      ----------
RETAINED PROFIT FOR THE FINANCIAL YEAR               449,178         663,858
                                                  ----------      ----------


     There are no recognised gains and losses other than the profits for each financial year, and accordingly, no statements of recognised gains and losses are presented.

     None of the Company's activities were acquired or discontinued during the current and previous years.

     A summary of the significant adjustments to profit for the financial years that would have been required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 14 to the Financial Statements.


















 The accompanying notes are an integral part of these profit and loss accounts.

                            OYSTER TERMINALS LIMITED

                                  BALANCE SHEET
                                 APRIL 30, 1996

                                                                   APRIL 30,
                                                                     1996
                                                                  ----------
                                                                    [POUND]
FIXED ASSETS:
   Tangible assets (Note 8)                                          392,908
                                                                  ----------
CURRENT ASSETS:
   Stocks (Note 9)                                                   951,906
   Debtors (Note 10)                                                 869,129
   Cash at bank and in hand                                        1,718,543
                                                                  ----------
                                                                   3,539,578
CREDITORS:
   Amounts falling due within one year (Note 11)                  (1,290,887)
                                                                  ----------
NET CURRENT ASSETS                                                 2,248,691
PROVISIONS FOR LIABILITIES AND CHARGES (Note 12)                     (11,377)
                                                                  ----------
NET ASSETS                                                         2,630,222
                                                                  ----------
CAPITAL AND RESERVES:
   Called-up share capital                                           100,000
   Profit and loss account                                         2,530,222
                                                                  ----------
SHAREHOLDERS' FUNDS (ALL EQUITY)                                   2,630,222
                                                                  ----------


     A summary of the significant adjustments to shareholders' equity that would be required had United States generally accepted principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 14 of the Financial Statements.

















       The accompanying notes are an integral part of this balance sheet.

                            OYSTER TERMINALS LIMITED

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED APRIL 30, 1995 AND 1996


                                             ORDINARY    ORDINARY
                                              SHARES      SHARES                  TOTAL
                                            OF[POUND]1  OF[POUND]1  RETAINED   SHAREHOLDERS'
                                              EACH         EACH     EARNINGS      EQUITY
                                            ----------  ----------  --------   -------------
                                              NUMBER     [POUND]     [POUND]      [POUND]

May 1, 1994                                  100,000     100,000   1,417,186    1,517,186
Profit for the financial year                      -           -     701,178      701,178
Dividends ([pound]2.52 per ordinary share)         -           -    (252,000)    (252,000)
                                             -------     -------   ---------    ---------
April 30, 1995                               100,000     100,000   1,866,364    1,966,364
Profit for the financial year                      -           -     983,858      983,858
Dividends ([pound]3.20 per ordinary share)         -           -    (320,000)    (320,000)
                                             -------     -------   ---------    ---------
April 30, 1996                               100,000     100,000   2,530,222    2,630,222
                                             -------     -------   ---------    ---------


Share capital comprises ordinary shares, [pound]1 par value: 100,000 shares authorised, allotted and fully paid.

































The accompanying notes are an integral part of these statements of changes in shareholders' equity.

                            OYSTER TERMINALS LIMITED

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED APRIL 30, 1995 AND 1996

                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                             1995         1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]

NET CASH INFLOW FROM OPERATING ACTIVITIES (Note A)         1,014,450   1,391,589
                                                           ---------   ---------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE:
   Interest received                                          34,543      97,623
   Interest paid                                              (2,575)     (3,532)
   Dividends paid                                           (252,000)   (320,000)
                                                           ---------   ---------
      Net cash outflow from returns on investments and
      servicing of finance                                  (220,032)   (225,909)
                                                           ---------   ---------
TAX:
   Corporation tax paid                                      (49,171)   (327,910)
                                                           ---------   ---------
INVESTING ACTIVITIES:
   Payments to acquire tangible fixed assets                 (12,455)    (75,315)
   Receipts from sales of tangible fixed assets                1,750       3,404
                                                           ---------   ---------
      Net cash outflow from investing activities             (10,705)    (71,911)
                                                           ---------   ---------
NET CASH INFLOW BEFORE AND AFTER FINANCING, BEING THE
   INCREASE IN CASH AND CASH EQUIVALENTS (Note B)            734,542     765,859
                                                           ---------   ---------



     A summary of the significant adjustments to the Statements of Cash Flows that would be required had United States generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 14 of Notes to the Financial Statements.





















        The accompanying notes are an integral part of these statements.

                            OYSTER TERMINALS LIMITED

                      NOTES TO THE STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED APRIL 30, 1995 AND 1996


A.   RECONCILIATION OF OPERATING PROFIT TO CASH FLOWS

     Reconciliation of operating profit to net cash inflow from operating activities:

                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                              1995       1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]

OPERATING PROFIT                                           1,012,992   1,435,949
   Depreciation                                               61,110      57,218
   Profit on sale of tangible fixed assets                         -        (317)
   Decrease/(increase) in stocks                             226,809    (288,327)
   (Increase)/decrease in debtors                           (269,119)    215,418
   Decrease in creditors                                     (17,342)    (28,352)
                                                           ---------   ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES                  1,014,450   1,391,589
                                                           ---------   ---------

B.   CASH AND CASH EQUIVALENTS

     Analysis of balances shown in the balance sheet and changes during the current and previous year:
                              APRIL 30,    CHANGE     APRIL 30,    CHANGE     APRIL 30,
                                1994       IN YEAR      1995       IN YEAR      1996
                              --------     -------    ---------    -------    ---------
                               [POUND]     [POUND]     [POUND]     [POUND]     [POUND]

Cash at bank and in  hand      300,692     588,045     888,737     829,806   1,718,543

Short term borrowings         (216,451)    146,497     (69,954)    (63,947)   (133,901)
                              --------     -------     -------     -------   ---------
                                84,241     734,542     818,783     765,859   1,584,642
                              --------     -------     -------     -------   ---------

                            OYSTER TERMINALS LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS


1.   ACCOUNTING POLICIES

     A summary of the principal accounting policies, all of which have been applied consistently throughout the year and the preceding year, is set out below:

GENERAL

     The Company was incorporated as a limited company under the laws of England and Wales on April 25, 1974 as G R Electronics Limited. On September 2, 1986 the Company changed its name to Oyster Terminals Limited. The financial statements of the Company have been prepared from records maintained in the United Kingdom.

BASIS OF ACCOUNTING

     The financial statements have been prepared under the historical cost convention and are presented in conformity with accounting principles generally accepted in the United Kingdom.

     These financial statements do not comprise "statutory accounts" within the meaning of Section 240 of the Companies Act 1985. Statutory accounts for the period ended September 30, 1996 will be delivered to the Registrar of Companies for England and Wales in due course, and statutory accounts for the year ended April 30, 1995 have been so delivered. The auditors' report on such accounts was unqualified.

TURNOVER

     Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts and value added tax.

TANGIBLE FIXED ASSETS

     Tangible fixed assets are stated at cost, less amounts provided to write off the cost, less anticipated residual value of the assets over their useful economic lives, which are as follows:

     Freehold buildings           50 years
     Fixtures and equipment       6 2/3 years

     Vehicles are depreciated by the reducing balance method at 25%.

LEASES

     Rents for operating leases are charged to the profit and loss account in equal annual amounts over the period of the lease.

RESEARCH AND DEVELOPMENT

     Expenditure on research and development is written off to the profit and loss account in the year in which it is incurred.

TAX

     Corporation tax payable is provided on taxable profits at the current rate of corporation tax.

     Deferred tax is calculated using the liability method. Deferred tax is provided on timing differences, which are expected to reverse without being replaced at the rates of tax likely to be in force at the time of reversal. The amounts of all deferred tax, including that which has not been provided, is shown in Note 12 to the financial statements.

                            OYSTER TERMINALS LIMITED

PENSION COSTS

     The Company operates defined contribution pension schemes and charges contributions payable for the year to the profit and loss account in that year.

STOCKS AND WORK-IN-PROGRESS

     Stocks are valued at the lower of cost and net realisable value. The valuation of work-in-progress is based on the cost of labour, plus appropriate overheads and the cost of materials. Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

FOREIGN CURRENCY

     Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

2.   TURNOVER

     The directors do not wish to disclose a geographical analysis of turnover, profit before taxation or net assets as they believe this would be prejudicial to the interests of the Company (CA 1985 Sch 4.55(5)).

3.   OPERATING PROFIT

     Operating profit is stated after charging/(crediting):

                                                             YEAR ENDED APRIL 30
                                                             -------------------
                                                              1995        1996
                                                             -------     -------
                                                             [POUND]     [POUND]

     Depreciation - owned assets                              61,110      57,218
     Profit on disposal of fixed assets                            -        (317)
     Auditors' remuneration                                    6,950       6,950
     Foreign currency exchange gains                          (1,503)     (9,396)
     Research and development expenditure                    142,337     147,226
                                                             -------     -------


                            OYSTER TERMINALS LIMITED

4.   INTEREST

                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                             1995        1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]

     Interest payable and similar charges                     (2,575)     (3,532)
                                                           ---------   ---------
     Interest receivable on deposit accounts                  34,543      97,623
                                                           ---------   ---------

5.   TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                             1995        1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]
     Payable in the United Kingdom:
        Corporation tax at 33% (1995 - 32.17%)               340,911     506,751
        Deferred tax (Note 12)                                 1,388       1,417
        Foreign taxes                                              -      40,000
        Adjustment to current tax in respect of prior
           years                                               1,483      (1,986)
                                                           ---------   ---------
                                                             403,782     546,182
                                                           ---------   ---------
6.   DIVIDEND
                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                             1995        1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]

     Dividend paid of(pound)3.20 per ordinary share
        (1995 - [pound]2.52 per ordinary share)              252,000     320,000
                                                           ---------   ---------

7.   EMPLOYEE COSTS AND NUMBERS INCLUDING DIRECTORS

                                                            YEAR ENDED APRIL 30
                                                           ---------------------
                                                             1995        1996
                                                           ---------   ---------
                                                            [POUND]     [POUND]
     Employee costs:
        Total employee costs during the year amounted to:
            Wages and salaries                             1,003,218     912,055
            Social Security costs                             95,431      81,946
            Pension costs                                     22,598     134,900
                                                           ---------   ---------
                                                           1,121,247   1,128,901
                                                           ---------   ---------

                            OYSTER TERMINALS LIMITED

7.   EMPLOYEE COSTS AND NUMBERS INCLUDING DIRECTORS (continued)

     The average number of employees during each year was as follows:
                                                               HEAD COUNT
                                                           -------------------
                                                           YEAR ENDED APRIL 30
                                                           -------------------
                                                             1995       1996
                                                           --------   --------

     Production and development                               33         33
     Sales and marketing                                       8          8
     Administration                                           13         13
                                                              --         --
                                                              54         54
                                                              --         --

8.   TANGIBLE FIXED ASSETS
                                     FREEHOLD   PLANT AND     MOTOR
                                    BUILDINGS   MACHINERY    VEHICLES     TOTAL
                                    ---------   ---------    --------    -------
                                     [POUND]     [POUND]     [POUND]     [POUND]
     Cost:
        At May 1, 1994               229,842     364,578      77,024     671,444
            Additions                      -      12,455           -      12,455
            Disposals                      -           -      (9,933)     (9,933)
                                     -------     -------      ------     -------
        At April 30, 1995            229,842     377,033      67,091     673,966
            Additions                      -      27,217      48,097      75,314
            Disposals                      -      (5,000)    (16,000)    (21,000)
                                     -------     -------      ------     -------
        April 30, 1996               229,842     399,250      99,188     728,280
                                     -------     -------      ------     -------
     Depreciation:
        At May 1, 1994                 9,022     198,190      35,928     243,140
            Charge for the year        5,400      44,833      10,877      61,110
            Disposals                      -           -      (8,183)     (8,183)
                                     -------     -------      ------     -------
        At April 30, 1995             14,422     243,023      38,622     296,067
            Charge for the year        5,385      43,459       8,374      57,218
            Disposals                      -      (5,000)    (12,913)    (17,913)
                                     -------     -------      ------     -------
        April 30, 1996                19,807     281,482      34,083     335,372
                                     -------     -------      ------     -------
     Net book values:
        At May 1, 1994               220,820     166,388      41,096     428,304
                                     -------     -------      ------     -------
        At April 30, 1995            215,420     134,010      28,469     377,899
                                     -------     -------      ------     -------
        At April 30, 1996            210,035     117,768      65,105     392,908
                                     -------     -------      ------     -------


- -


                            OYSTER TERMINALS LIMITED

                 NOTES TO THE FINANCIAL STATEMENTS - (CONTINUED)

9.   STOCKS AND WORK-IN-PROGRESS
                                                                   APRIL 30,
                                                                     1996
                                                                   ---------
                                                                    [POUND]

     Raw materials and consumables                                   859,825
     Work-in-progress                                                 22,810
     Goods for resale                                                 69,271
                                                                   ---------
                                                                     951,906
                                                                   ---------
10.  DEBTORS
                                                                   APRIL 30,
                                                                     1996
                                                                   ---------
                                                                    [POUND]
     Amounts falling due within one year:
        Trade debtors                                                765,661
        Advanced corporation tax recoverable                          80,000
        Other debtors                                                  6,995
        Prepayments and accrued income                                16,473
                                                                   ---------
                                                                     869,129
                                                                   ---------
11.  CREDITORS
                                                                   APRIL 30,
                                                                     1996
                                                                   ---------
                                                                    [POUND]
     Amounts falling due within one year:
        Bank loans and overdrafts                                    133,901
        Trade creditors                                              223,554
        Corporation tax                                              544,765
        Advanced corporation tax payable                              80,000
        Taxation and Social Security                                  66,880
        Other creditors                                              180,432
        Accruals and deferred income                                  61,355
                                                                   ---------
                                                                   1,290,887
                                                                   ---------

                            OYSTER TERMINALS LIMITED

12.  PROVISIONS FOR LIABILITIES AND CHARGES

     DEFERRED TAX

                                                                       APRIL 30,
                                                                         1996
                                                                       ---------
                                                                        [POUND]
     Deferred tax provided on capital allowances in excess of
        depreciation                                                    11,377
     Deferred tax in respect of other timing differences                     -
                                                                        ------
                                                                        11,377
                                                                        ------
     There was no unprovided deferred tax at April 30, 1996.

     Movement in deferred taxation:

                                                                        [POUND]

     Balance at May 1, 1994                                              8,572
     Charged to profit and loss account                                  1,388
                                                                        ------
     Balance at April 30, 1995                                           9,960
     Charged to profit and loss account                                  1,417
                                                                        ------
     Balance at April 30, 1996                                          11,377
                                                                        ------

13.  CAPITAL AND OTHER COMMITMENTS

     There are annual commitments under operating leases for land and buildings which expire:

                                                            APRIL 30,  APRIL 30,
                                                              1995       1996
                                                            ---------  ---------
                                                             [POUND]    [POUND]
     Within one year                                         22,500     22,500
                                                             ------     ------

                                                            APRIL 30,  APRIL 30,
                                                              1995       1996
                                                            ---------  ---------
                                                             [POUND]    [POUND]
     Contracted but not provided for in the financial
        statements                                                -     15,610
                                                             ------     ------

                            OYSTER TERMINALS LIMITED

14. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from United States generally accepted accounting principles ("US GAAP"). Significant differences between UK GAAP and US GAAP applicable to Oyster Terminals Limited are as follows:

     CASH FLOW STATEMENTS

     The cash flow statements included in the financial statements have been prepared in conformity with the UK Financial Reporting Standard No. 1. The principal differences between this statement and the cash flows presented in accordance with US Statement of Financial Accounting Standards No. 95, "Cash Flow Statements" ("SFAS No. 95") are as follows:

     Under US GAAP, cash and cash equivalents would not include bank overdrafts and borrowings with original maturities of less than three months. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing, and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP.

     Categories of cash flow activity under US GAAP can be summarised as follows:

                                                            YEAR ENDED APRIL 30
                                                            --------------------
                                                              1995       1996
                                                            --------   ---------
                                                             [POUND]    [POUND]

     Cash flows provided by operating activities             995,744   1,148,374
     Cash flows used in investing activities                 (10,705)    (71,911)
     Cash flows used in financing activities                (398,497)   (256,053)
                                                            --------   ---------
     Increase in cash and cash equivalents                   586,542     820,410
     Cash and cash equivalents at beginning of year          300,692     888,737
     Exchange gain on foreign currency deposits                1,503       9,396
                                                            --------   ---------
     Cash and cash equivalents at end of year                888,737   1,718,543
                                                            --------   ---------

                            OYSTER TERMINALS LIMITED

RECONCILIATION OF NET PROFIT AND SHAREHOLDERS' EQUITY

     No material adjustments are required to state net profit and shareholders' equity in accordance with US GAAP.

A RECONCILIATION OF THE UK STATUTORY RATE TO THE EFFECTIVE RATE FOR THE YEARS
ENDED APRIL 30, 1995 AND 1996 IS AS FOLLOWS:
                                                           YEAR ENDED APRIL 30
                                                           -------------------
                                                            1995         1996
                                                           ------       ------
                                                             %            %

     UK statutory rate                                      33.0         33.0
     Small companies relief                                    -         (0.1)
     Foreign taxes                                             -          2.8
     Absolute items                                          0.1            -
     Effective income tax rate                              33.1         35.7
                                                            ----         ----



15.  SUBSEQUENT EVENTS

     On July 16, 1996, a wholly-owned subsidiary of WPI Group Inc. (a U.S. company headquartered at 1155 Elm Street, Manchester, New Hampshire 03101) acquired all of the outstanding shares of the Company.

     On July 15, 1996, the Company's US distributor, ESCOM International Marketing Inc, filed a complaint against the Company in the United States District Court. The directors do not believe any further provision is required.

     D Watkins, C Allen, M Ludlow and J Eskdale resigned as directors on July 16, 1996. D Watkins, M Ludlow, and J Eskdale have remained in their executive positions.

                                 WPI GROUP, INC
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                               SEPTEMBER 24, 1995
                                   (UNAUDITED)


     The following unaudited pro forma combined statements of operations give effect to the acquisition of Oyster Terminals Limited, by WPI Group, Inc., assuming that the acquisition was effective on September 26, 1994 and that the transaction was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Oyster Terminals Limited by WPI Group, Inc. The unaudited pro forma combined statements of operations for the period ended September 24, 1995 combine the historical statements of operations of WPI Group, Inc. for the year ended September 24, 1995 and of Oyster Terminals Limited for the year ended April 30, 1995. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at that date or which may be reported in the future. This statement shall be read in conjunction with the accompanying explanatory notes; the pro forma combined balance sheet and the respective historical financial statements and related notes of WPI Group, Inc. and Oyster Terminals Limited.

     The unaudited pro forma statement of operations of Oyster Terminals Limited has been translated for convenience at [pound]1 = $1.5050, the noon buying rate in New York City in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1996, which is not materially different from the average rate for the period. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                  WPI GROUP INC

                           PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                 PERIOD ENDED SEPTEMBER 24, 1995

                                                      OYSTER
                                                     TERMINALS
                                      WPI GROUP,INC   LIMITED
                                         SEPT 24,     APRIL 30,    ADJUSTMENTS      COMBINED
                                          1995          1995       (UNAUDITED)     (UNAUDITED)
                                       -----------    ---------    ----------      -----------
                                            $             $            $                $

Net sales                               25,855,790    6,407,518             -       32,263,308
Cost of sales                           15,959,216    2,848,383             -       18,807,599
                                        ----------    ---------    ----------       ----------
Gross profit                             9,896,574    3,559,135             -       13,455,709
                                        ----------    ---------    ----------       ----------
Operating expenses:
   Research and new product
      development                        1,508,942      214,217             -        1,723,159
   Selling, general and administration   6,597,060    1,820,365       402,430 (1)    8,590,855
                                                                     (229,000)(7)
                                        ----------    ---------    ----------       ----------
   Total operating expenses              8,106,002    2,034,582       173,430       10,314,014
                                        ----------    ---------    ----------       ----------
Operating income                         1,790,572    1,524,553      (173,430)       3,141,695
                                        ----------    ---------    ----------       ----------
Other income (expense):
   Interest income                          22,386       51,987       (51,987)(8)       22,386
   Miscellaneous income                     72,141            -             -           72,141
   Interest expense                       (129,981)      (3,875)     (815,270)(4)     (945,251)
                                                                        3,875 (8)
                                        ----------    ---------    ----------       ----------
Income before provision for
   income taxes                          1,755,118    1,572,665    (1,036,812)       2,290,971
Provision for income taxes                 600,000      517,392      (217,000)(6)      900,392
                                        ----------    ---------    ----------       ----------
Net income                               1,155,118    1,055,273      (819,812)       1,390,579
                                        ----------    ---------    ----------       ----------
Net income per share                          $.20                                        $.24

Weighted average common shares and
  common equivalent shares outstanding   5,822,906                                   5,822,906



SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                                 WPI GROUP, INC
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  JUNE 30, 1996
                                   (UNAUDITED)


     The following unaudited pro forma combined statements of operations give effect to the acquisition of Oyster Terminals Limited, by WPI Group, Inc., assuming that the acquisition was effective on September 26, 1994 and that the transaction was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Oyster Terminals Limited by WPI Group, Inc. The unaudited pro forma combined statements of operations for the period ended June 30, 1996 combine the historical statements of operations of WPI Group, Inc. for the nine months ending June 30, 1996 and of Oyster Terminals Limited for the nine month period ending April 30, 1996. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at that date or which may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes; the pro forma combined balance sheet and the respective historical financial statements and related notes of WPI Group, Inc. and Oyster Terminals Limited.

     The unaudited pro forma statement of operations of Oyster Terminals Limited has been translated for convenience at [pound]1 = $1.5050, the noon buying rate in New York City in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1996, which is not materially different from the average rate for the period. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                  WPI GROUP INC

                            PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                   NINE MONTHS ENDED JUNE 30, 1996

                                                       OYSTER
                                                      TERMINALS
                                      WPI GROUP,INC    LIMITED
                                       9 MONTHS TO   9 MONTHS TO
                                         JUNE 30,     30 APRIL,
                                          1996           1996       DJUSTMENTS      COMBINED
                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
                                       -----------   -----------   -----------     -----------
                                            $             $             $               $


Net sales                               33,003,591    5,500,427             -       38,504,018
Cost of sales                           20,086,060    2,492,462             -       22,578,522
                                        ----------    ---------      --------       ----------
Gross profit                            12,917,531    3,007,965             -       15,925,496
                                        ----------    ---------      --------       ----------
Operating expenses:
   Research and new product
      development                        2,471,985      168,602             -        2,640,587
   Selling, general and administration   7,576,963    1,271,855       301,822 (1)    9,003,640
                                                                     (147,000)(7)
                                        ----------    ---------      --------       ----------
   Total operating expenses             10,048,948    1,440,457       154,822       11,644,227
                                        ----------    ---------      --------       ----------
Operating income                         2,868,583    1,567,508      (154,822)       4,281,269
                                        ----------    ---------      --------       ----------
Other income (expense):
   Interest income                          15,067      118,843      (118,843)(8)       15,067
   Miscellaneous income                     77,896            -             -           77,896
   Interest expense                       (350,960)      (3,912)     (611,452)(4)     (962,412)
                                                                        3,912 (8)
                                        ----------    ---------      --------       ----------
Income before provision for
   income taxes                          2,610,586    1,682,439      (881,205)       3,411,820
Provision for income taxes                 835,000      616,353      (185,000)(6)    1,266,353
                                        ----------    ---------      --------       ----------
Net income                               1,775,586    1,066,086      (696,205)       2,145,467
                                        ----------    ---------      --------       ----------
Net income per share                          $.30                                        $.36

Weighted average common shares and
   common equivalent sales outstanding   5,973,851                                   5,973,851





SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                                 WPI GROUP, INC

                        PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1996
                                   (UNAUDITED)


     The following unaudited pro forma combined balance sheet gives effect to the acquisition of Oyster Terminals Limited by WPI Group, Inc., assuming that the acquisition was consummated as of June 30, 1996 and assumes that the acquisition was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of Oyster Terminals Limited by WPI Group, Inc. The unaudited pro forma combined balance sheets combine the historical balance sheets of WPI Group, Inc. as of June 30, 1996 and of Oyster Terminals Limited as of April 30, 1996. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been reported had the acquisition been consummated as of June 30, 1996 or which may be reported in the future. This statement shall be read in conjunction with the accompanying explanatory notes; the pro forma combined statement of operations and the respective historical financial statements and related notes of WPI Group, Inc. and Oyster Terminals Limited.

     The unaudited pro forma balance sheet for Oyster Terminals Limited has been translated for convenience at [pound]1 = $1.5050, the noon buying rate in New York City in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

                                  WPI GROUP INC

                                          COMBINED BALANCE SHEETS
                                                JUNE 30, 1996

                                                       OYSTER
                                      WPI GROUP,INC  TERMINALS
                                         JUNE 30,     LIMITED
                                          1996        APRIL 30,    ADJUSTMENTS      COMBINED
                                       (UNAUDITED)      1996       (UNAUDITED)     (UNAUDITED)
                                       -----------    ---------    ----------      -----------
                                            $             $             $               $

ASSETS

Current assets:

   Cash and equivalents                    176,570    2,586,407    (2,500,000)(3)      262,977

   Accounts receivable net of allowance
    for doubtful accounts                9,131,732    1,152,320             -       10,284,052

   Accounts receivable, other            3,376,177       35,319             -        3,411,496

   Inventories                           6,170,370    1,432,619             -        7,602,989

   Prepaid expenses and other
     current assets                        192,225            -             -          192,225

   Prepaid income taxes                    505,000      120,400             -          625,400

   Total current assets                 19,552,074    5,327,065    (2,500,000)      22,379,139

Property, plant and equipment:

   At cost less accumulated
     depreciation                        7,350,165      591,326             -        7,941,491

Other assets                             9,060,312            -             -        9,060,312

Goodwill                                         -            -    10,060,266 (2)   10,060,266

                                        35,962,551    5,918,391     7,560,266       49,441,208
                                        ----------    ---------    ----------       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Bank overdraft                                -      201,521      (201,521)(3)            -

   Accounts payable                      3,702,315      336,449             -        4,038,764

   Accrued expenses                      2,267,478      464,544       850,000 (5)    3,582,022

   Accrued income taxes                    306,409      940,271             -        1,246,680

                                         6,276,202    1,942,785       648,479        8,867,466
Long term liabilities:                                                      -

   Long term debt                        8,625,000            -    10,870,271 (3)   19,495,271

   Non compete agreement                    30,000            -             -           30,000

Deferred income taxes                    1,367,000       17,122             -        1,384,122

                                        10,022,000       17,122    10,870,271       20,909,393
Stockholders' equity:

   Common stock - WPI Group($.01 par)       59,268            -             -           59,268

   Common stock - Oyster([pound]1.00 par)        -      150,500      (150,500)(2)            -

   Additional paid-in capital           13,534,884            -             -       13,534,884

Retained earnings                        6,070,197    3,807,984    (3,807,984)(2)    6,070,197

Total stockholders' equity              19,664,349    3,958,484    (3,958,484)      19,664,349

                                        35,962,551    5,918,391     7,560,266       49,441,208
                                        ----------    ---------    ----------       ----------



SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

                   NOTES TO PROFORMA COMBINED FINANCIAL STATEMENTS



(1)  Adjustment to reflect amortization of goodwill over 25 years.

(2) Adjustment to reflect goodwill arising on acquisition and elimination of share capital and pre acquisition retained earnings.

(3) Adjustment to reflect the net debt drawn down to finance the acquisition of Oyster Terminals Limited, the paydown of Oyster's bank overdraft and the use of substantially all of Oyster's cash balance to reduce the debt drawn to finance the acquisition.

(4) Adjustment to reflect interest expense on debt drawn down to finance the acquisition, at a rate of 7..5%.

(5) Adjustment to reflect estimated accrued acquisition expenses, primarily legal and accounting expenses, and estimated employee related costs..

(6)  Adjustment to reflect tax effect of pro forma adjustments.

(7) Adjustment to reflect specific cost savings which would not have been incurred had the acquisition occurred on September 26, 1994. Such cost savings relate to compensation expense in excess of amounts that will be paid in the future.

(8) Adjustment to eliminate historical interest income on cash balances used to finance the acquisition, and historical interest expense related to bank overdrafts.